Exhibit 99.3

Pro Forma Financial Information

Unaudited Pro Forma Balance Sheet

As of September 30, 2014

(in thousands, except per share amounts)

	Historical	Historical			Consolidated
	ICF	Olson	Adjustments		Pro Forma

Current Assets:
Cash	$7,509	$10,753	$—		$18,262
Contract receivables, net	248,154	43,048	—		291,202
Prepaid expenses and other	13,892	1,546	—		15,438
Income tax receivable	3,528	—	—		3,528
Total current assets	273,083	55,347	—		328,430

Total property and equipment, net	28,920	16,340	—		45,260
Other assets:
Goodwill	461,659	77,804	130,949	(a)	670,412
Other intangible assets, net	15,852	15,704	49,159	(a)	80,715
Restricted cash	1,548	—	—		1,548
Other assets	12,419	3,010	(2,407)	(b)	13,022
Total Assets	$793,481	$168,205	$177,701		$1,139,387

Current Liabilities:
Accounts payable	$44,729	$15,256	$—		$59,985
Accrued salaries and benefits	44,017	4,913	—		48,930
Accrued expenses	40,445	2,647	—		43,092
Deferred revenue	20,471	13,026	—		33,497
Deferred income taxes	4,155	787	—		4,942
Current maturities of long-term debt	—	9,000	(9,000)	(c)	—
Other current liabilities	—	2,712	(2,221)	(c)	491
Total current liabilities	153,817	48,341	(11,221)		190,937
Long-term liabilities:
Long-term debt	115,216	74,250	222,140	(c)	411,606
Deferred rent	14,805	7,191	(1,781)	(c)	20,215
Deferred income taxes	11,944	1,365	—		13,309
Other	9,027	—	—		9,027
Total Liabilities	304,809	131,147	209,138		645,094
Commitments and Contingencies
Stockholders’ Equity:
Additional paid-in capital	263,740	33,224	(33,224)	(d)	263,740
Retained earnings	277,174	5,309	312	(d)	282,795
Other equity	(52,242)	(1,475)	1,475	(d)	(52,242)
Total Stockholders’ Equity	488,672	37,058	(31,437)		494,293
Total Liabilities and Stockholders’ Equity	$793,481	$168,205	$177,701		$1,139,387

Unaudited Pro Forma Statement of Operations

Nine Months Ended September 30, 2014

(in thousands, except per share amounts)

	Historical	Historical			Consolidated
	ICF	Olson	Adjustments		Pro Forma

Gross Revenue	$773,708	$106,148	$—		$879,856
Direct Costs	486,461	58,381	2,826	(e)	547,668
Operating costs and expenses:
Indirect and selling expenses	218,573	24,606	1,687	(e)(f)	244,866
Depreciation and amortization	9,493	3,191	—		12,684
Amortization of intangible assets	6,429	4,569	4,999	(g)	15,997
Total operating costs and expenses	234,495	32,366	6,686		273,547
Operating Income	52,752	15,401	(9,512)		58,641
Interest expense	(2,288)	(5,624)	722	(h)	(7,190)
Other (expense) income	(991)	(226)	—		(1,217)
Income before income taxes	49,473	9,551	(8,790)		50,234
Provision for income taxes	18,206	3,612	(3,332)	(i)	18,486
Net income	$31,267	$5,939	$(5,458)		$31,748

Earnings per Share:
Basic	$1.59				$1.61
Diluted	$1.56				$1.58

Weighted-average Shares:
Basic	19,682				19,682
Diluted	20,069				20,069

Unaudited Pro Forma Statement of Operations

Twelve Months Ended December 31, 2013

(in thousands, except per share amounts)

	Historical	Historical			Consolidated
	ICF	Olson	Adjustments		Pro Forma

Gross Revenue	$949,303	$118,208	$—		$1,067,511
Direct Costs	591,516	62,059	3,888	(e)	657,463
Operating costs and expenses:
Indirect and selling expenses	272,387	34,829	16	(e)(f)	307,232
Depreciation and amortization	11,238	3,927	—		15,165
Amortization of intangible assets	9,477	4,979	6,144	(g)	20,600
Total operating costs and expenses	293,102	43,735	6,160		342,997
Operating Income	64,685	12,414	(10,048)		67,051
Interest expense	(2,447)	(6,224)	(1,089)	(h)	(9,760)
Other (expense) income	(12)	(335)	—		(347)
Income before income taxes	62,226	5,855	(11,137)		56,944
Provision for income taxes	22,896	2,100	(4,044)	(i)	20,952
Net income	$39,330	$3,755	$(7,093)		$35,992

Earnings per Share:
Basic	$1.99				$1.82
Diluted	$1.95				$1.78

Weighted-average Shares:
Basic	19,755				19,755
Diluted	20,186				20,186

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 5, 2014, ICF International, Inc. (“ICF” or the "Company"), completed the acquisition of OCO Holdings, Inc. (“Olson”), a Delaware corporation. As contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), Olson became a wholly-owned indirect subsidiary of the Company. The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed acquisition as if the acquisition had taken place at the beginning of the fiscal period January 1, 2013, the beginning of the earliest fiscal period presented, and as of September 30, 2014 for the balance sheet.

The pro forma amounts have been developed from the unaudited consolidated financial statements for the nine months ended September 30, 2014, for ICF and Olson, as well as the audited consolidated financial statements of ICF contained in its Annual Report on Form 10-K for the year ended December 31, 2013, and audited financial statements for Olson for the year ended December 31, 2013. The historical Olson financial information is reflected in the financial statements according to ICF’s presentation. The assumptions, estimates and adjustments here have been made solely for the purposes of developing these consolidated financial statements.

In accordance with the purchase method of accounting, the assets and liabilities of Olson were recorded at their respective estimated fair values as of the date of acquisition. Management's estimates of the fair value of assets acquired and liabilities assumed are based, in part, on third-party evaluations. The preliminary allocation of the purchase price was based upon a preliminary valuation, and our estimates and assumptions are subject to change.

The unaudited pro forma consolidated financial statements are provided for illustrative purposes only and are not intended to represent the actual consolidated results of operations or the consolidated financial position of ICF had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma consolidated financial statements should be read in conjunction with the separate historical consolidated financial statements of ICF and Olson.

Note A. Basis of Presentation

On November 5, 2014, the Company completed the acquisition of Olson, a leading provider of marketing technology and digital services based in Minneapolis, Minnesota. The acquisition expands the Company’s existing digital technology and strategic communications work and strengthens its ability to bring more integrated solutions to an expanded client base including multi-channel marketing initiatives across web, mobile, email, social, print, broadcast and off-premise platforms.

The aggregate purchase price of approximately $296.4 million in cash, which includes the estimated working capital adjustment required by the Merger Agreement, was funded by the Company’s Fourth Amended and Restated Business Loan and Security Agreement, as modified on November 5, 2014. The Company engaged an independent valuation firm to assist management in the allocation of the purchase price to goodwill and to other acquired intangible assets. The excess of the purchase price over the estimated fair value of the net tangible assets acquired was approximately $273.6 million. The Company has allocated approximately $208.8 million to goodwill and $64.8 million to other intangible assets. The intangible assets consist of approximately $60.3 million of customer-related intangibles that are being amortized over 10.2 years from the acquisition date, $3.9 million of marketing-related intangibles that are being amortized over 1.2 years from the acquisition date, and $0.6 million of technology intangibles that are being amortized over 6.2 years from the acquisition date. Olson was a stock purchase for tax purposes; therefore, goodwill and amortization of other intangibles created via this acquisition are not deductible for income tax purposes. These items will not affect the Company’s deferred tax assets or liabilities. The Company is still evaluating the fair value of acquired assets and liabilities and pre-acquisition contingencies; therefore, the final allocation of the purchase price has not been completed.

Note B. Pro Forma Adjustments

The pro forma adjustments include the estimated purchase price, including goodwill and intangibles, taxes, amortization expense, interest expense, and other expenses. The pro forma adjustments included in the unaudited consolidated financial statements are as follows:

(a)	Eliminate Olson goodwill and other intangibles, and adjust goodwill, and other intangible assets to reflect preliminary purchase price allocation.
(b)	Eliminate Olson deferred financing fees.
(c)	Eliminate Olson current and long-term deferred rent, debt and settled contingent liabilities, and reflect long-term debt borrowed as a result of the acquisition.
(d)	Eliminate Olson equity, and adjust stockholders’ equity for the impact of pro forma adjustments.
(e)	Adjust for increased stock-based compensation as a result of the acquisition.
(f)

Eliminate Olson management fees for the year ended December 31, 2013 and the nine months ended September 30, 2014, and eliminate costs related to ICF's acquisition of Olson and income related to the reduction of an Olson contingent liability that was settled as a result of the acquisition for the nine months ended September 30, 2014.

(g)	Eliminate Olson amortization and record additional amortization on assets acquired from the acquisition.
(h)	Eliminate Olson interest expense and record interest expense as a result of debt incurred from the acquisition.
(i)	Adjust provision for income taxes to reflect ICF’s effective rate for the period.

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